Transgenomic Reports Second Quarter 2012 Financial Results

Conference Call to Be Held Today at 5:00 PM Eastern Time

Omaha, Neb. (August 1, 2012) - Transgenomic, Inc. (OTC/BB: TBIO) today reported financial results for the three and six months ended, June 30, 2012, and provided a business update.

“In the second quarter, our core businesses delivered strong, fundamental growth, enabling significant progress in many of our strategic initiatives. Compared to the second quarter of 2011, our Laboratory Services segment grew 41% and our Diagnostic Tools segment grew 17%,” said Craig Tuttle, President and Chief Executive Officer. “In the second quarter, we completely recovered from the sample processing backlog in our Clinical Laboratories division that we discussed last quarter and that arose in connection with the failure of the laboratory information system (“LIMS”) at our New Haven facility. Further, with the improvements made to our LIMS, we are well positioned for the continued growth in volumes that we expect in our Clinical Laboratories division following the launch of our C-GAAP® (clopidogrel genetic absorption activation panel) test, a simple but comprehensive saliva test that accurately predicts a patient’s response to Plavix® (clopidogrel), particularly following our recent announcement concerning Medicare coverage for our C-GAAP test.”

Recent Corporate and Business Events

Some of Transgenomic’s recent accomplishments of significance include:

•	Launch of Breakthrough Blood-Based Cancer Gene Testing Technology: In June, the Company announced the commercial launch of its REVEAL® Kit which utilizes ICE COLD-PCR mutation detection technology, a breakthrough technology enabling unmatched sensitivity and complete DNA mutation detection using the standard sequencing equipment already installed in laboratories around the world. This extremely high sensitivity enables detection of mutations from virtually any sample type including tissue biopsies, blood, and circulating tumor cells (CTCs). The broad use of ICE COLD-PCR has the potential to revolutionize cancer screening, diagnosis, monitoring, and therapy selection since it has the ability to perform safer, less invasive, and more frequent assessments of a cancer and its mutations, all through a simple blood draw.

•	Secured High-Value Commercial Collaboration with the Medical College of Wisconsin: In July, the Company announced a commercial collaboration agreement with the Medical College of Wisconsin Laboratories, a world-renowned institution with a robust presence in genomics and genetic testing, to offer next-generation genetic testing services. In addition to traditional sequencing services, MCW is the first lab to offer Transgenomic’s proprietary NuclearMitome Test which is the most comprehensive test available to detect mitochondrial disorders.

•	PIK3CA Gene Patent Issued: In June, the Company announced that the U.S. Patent and Trademark Office issued patent number US 8,137,919 entitled “Method of Determining the Sensitivity of Cancer Cells to EGFR Inhibitors including Cetuximab, Panitumumab and Erlotinib.” The patent inventors demonstrated that key mutations in the gene PIK3CA are powerful predictors for the efficacy of EGFR-targeted cancer therapies. The addition of this patent allows Transgenomic to effectively apply high sensitivity mutation detection technologies, such as SURVEYOR® Scan, REVEAL® ICE COLD-PCR and BLOCker™-Sequencing, to PIK3CA assays in order to be able to detect genetic variations in very low mutant load samples and is a valuable addition to its genetic biomarker intellectual property portfolio.

•	Acquired Clinical Sample Biorepository from Gene Logic: In May, the Company acquired biorepository assets from Gene Logic, Inc. The biorepository contains thousands of diverse, high quality human tissue samples and extracted DNA specimens that can be used to validate diagnostic assays developed by Transgenomic. This biorepository acquisition provides strategic and operational benefits as well as significant long term cost savings.

•	Achieved CE IVD Mark in Europe for the WAVE MCE System and SURVEYOR® Scan KRAS Kit: In May, the Company achieved CE IVD Mark registration in Europe for the diagnostic use of its proprietary WAVE MCE System and SURVEYOR® Scan KRAS Kit. This kit contains a simple, yet highly sensitive test to identify mutations in the KRAS gene, which are key determinants of the effectiveness of modern cancer drugs. Gaining the CE IVD Mark expands the market reach significantly by allowing product sales in the European Union.

•	Additions to Business Development Team: In June, the Company announced the appointment of John M. McAuliffe as Vice President of Business Development, Neurology, and Matthew W. Beer as Vice President of Business Development, Oncology. Mr. McAuliffe and Mr. Beer have strong backgrounds in business development for the life sciences and will lead the Company’s expansion efforts in their respective areas of focus.

Second Quarter Financial Results

Net sales for the second quarter of 2012 were $9.1 million compared with $7.7 million for the same period in 2011. This revenue total includes the testing volume that was delayed by the LIMS failure at the end of first quarter. All delayed samples were completed in the second quarter along with the higher volume of Familion samples received.

Gross profit for the quarter was $4.6 million or 50% of net sales, compared with gross profit of $4.6 million or 59% of net sales for the same period in 2011. The lower gross profit margin for the quarter is primarily attributable to costs incurred in connection with the failure of the New Haven LIMS, including costs relating to repairs and processing of the sample backlog, a change in the mix of our revenues and the impact of foreign currency valuation changes.

Operating expenses were $5.9 million during the second quarter of 2012, compared with $6.2 million in the prior year. The decrease in operating expenses is primarily due to lower stock compensation and bad debt expenses.

The net loss for the second quarter of 2012 was $0.6 million or $0.01 per share compared with a net loss of $6.0 million or $0.13 per share for the second quarter of 2011. The decrease in net loss is primarily due to items of income or expense resulting from the adjustment in fair values of our preferred stock and related warrants and our warrants to purchase common stock.

Modified EBITDA, which is a non-GAAP measure that Transgenomic views as an appropriate and sound measure of the Company's results, was a loss of $632,000 for the second quarter of 2012 compared to a $369,000 loss for the same period for 2011. A reconciliation of Net Loss to Modified EBITDA is presented below.

Cash and cash equivalents were $6.3 million as of June 30, 2012, compared with $4.9 million as of December 31, 2011. In addition we had short term investments of $9.0 million as of June 30, 2012.

Six Month Financial Results

Net sales for the six months ended June 30, 2012 were $16.3 million compared with $15.1 million for the same period in 2011. Gross profit was $7.7 million or 47% of net sales, compared with gross profit of $8.7 million or 58% of net sales for the same period in 2011. The lower gross profit margin for the quarter is primarily attributable to costs incurred in connection with the failure of the New Haven LIMS, including costs relating to repairs and processing of the sample backlog, a change in the mix of our revenues and the impact of foreign currency changes.

Operating expenses were $11.5 million for the six months ended June 30, 2012, compared with $11.1 million in the prior year.

The net loss for the six months ended June 30, 2012 was $3.3 million or $0.05 per share compared with a net loss of $8.8 million or $0.19 per share during the comparable period of 2011. The decrease in the net loss is primarily due to items of income or expense resulting from the adjustment in fair values of our preferred stock and related warrants and our warrants to purchase common stock.

Conference Call

Transgenomic management will host a conference call to discuss second quarter 2012 financial results and answer questions beginning at 5:00 p.m. Eastern Time today. To access the call via telephone, please dial 800-862-9098 from the U.S. or Canada or 785-424-1051 for international participants and enter conference ID TRANS. The call also will be broadcast live over the Internet. To listen to the webcast, please log onto the Company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions. An archived webcast of the call will be available for 30 days. A telephone replay will be available from 6:00 p.m. Eastern Time on August 1, 2012 through 11:59 p.m. Eastern Time on August 15, 2012 by dialing 800-753-5212 (domestic) or 402-220-2673 (international).

About Transgenomic, Inc.

Transgenomic, Inc. (www.transgenomic.com) is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through its proprietary molecular technologies and world-class clinical and research services. The Company is the global leader in cardiac genetic testing with a family of innovative products, including its flagship C-GAAP test, designed to detect gene mutations which indicate cardiac disorders, or which can lead to serious adverse events. Transgenomic has three complementary business divisions: Transgenomic Clinical Laboratories, which specializes in molecular diagnostics for cardiology, oncology, neurology, and mitochondrial disorders; Transgenomic Pharmacogenomic Services, a contract research laboratory that specializes in supporting all phases of pre-clinical and clinical trials for oncology drugs in development; and Transgenomic Diagnostic Tools, which produces equipment, reagents, and other consumables that empower clinical and research applications in molecular testing and cytogenetics. Transgenomic believes there is significant opportunity for continued growth across all three businesses by leveraging their synergistic capabilities, technologies, and expertise. The Company actively develops and acquires new technology and other intellectual property that strengthens its leadership in personalized medicine.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contacts

Investor Contact
Argot Partners
David Pitts, 212-600-1902
david@argotpartners.com
or
Company Contact
Transgenomic, Inc.
Investor Relations
402-452-5416
investorrelations@transgenomic.com

TRANSGENOMIC, INC. AND SUBSIDIARY

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in thousands except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
NET SALES	$9,093	$7,667	$16,299	$15,148
COST OF GOODS SOLD	4,531	3,112	8,633	6,406
Gross profit	4,562	4,555	7,666	8,742
OPERATING EXPENSES:
Selling, general and administrative	5,278	5,589	10,273	9,946
Research and development	654	579	1,202	1,135
Restructuring Charges	—	11	—	35
	5,932	6,179	11,475	11,116
LOSS FROM OPERATIONS	(1,370)	(1,624)	(3,809)	(2,374)
OTHER INCOME (EXPENSE):
Interest expense, net	(231)	(240)	(504)	(478)
Expense on preferred stock	—	(4,239)	—	(6,266)
Effect on warrants	1,000	—	1,000	—
Other, net	8	1	28	232
	777	(4,478)	524	(6,512)
LOSS BEFORE INCOME TAXES	(593)	(6,102)	(3,285)	(8,886)
INCOME TAX BENEFIT	(30)	(104)	(26)	(110)
NET LOSS	$(563)	$(5,998)	$(3,259)	$(8,776)
PREFERRED STOCK DIVIDENDS AND ACCRETION	(165)	(267)	(330)	(527)
NET LOSS AVAILABLE TO COMMON STOCKHOLDERS	$(728)	$(6,265)	$(3,589)	$(9,303)
BASIC AND DILUTED LOSS PER COMMON SHARE	$(0.01)	$(0.13)	$(0.05)	$(0.19)
BASIC AND DILUTED WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING	71,645,725	49,299,672	67,164,626	49,296,339

See notes to unaudited condensed consolidated financial statements.

Transgenomic, Inc.

Summary Financial Results

Proforma Modified EBITDA

(dollars in thousands)

Management uses Modified EBITDA, a non-GAAP measure, to measure the Company's financial performance and to internally manage its businesses. Management believes that Modified EBITDA provides useful information to investors as a measure of comparison with peer and other companies. Modified EBITDA should not be considered an alternative to, or more meaningful than, net income or cash flow as determined in accordance with generally accepted accounting principles. Modified EBITDA calculations may vary from company to company. Accordingly, our computation of Modified EBITDA may not be comparable with a similarly-titled measure of another company.

The following sets forth the reconciliation of Net Loss to Modified EBITDA for the periods indicated:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
NET LOSS	$(563)	$(5,998)	$(3,259)	$(8,776)

INTEREST EXPENSE (INCOME)	231	240	504	478

INCOME TAX EXPENSE (BENEFIT)	(30)	(104)	(26)	(110)

DEPRECIATION AND AMORTIZATION	532	498	1,045	992

PREFERRED STOCK EXPENSES	—	4,239	—	6,266

EFFECT ON WARRANT	(1,000)	—	(1,000)	—

STOCK OPTION EXPENSE (RECOVERY)	198	756	471	765

MODIFIED EBITDA	(632)	(369)	(2,265)	(385)

TRANSGENOMIC, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands except per share data)

	June 30,
	2012	December 31,
	(unaudited)	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,297	$4,946
Short term investments	8,994	—
Accounts receivable, net	8,621	7,573
Inventories, net	4,031	3,859
Other current assets	889	820
Total current assets	28,832	17,198
PROPERTY AND EQUIPMENT, NET	1,842	1,856
OTHER ASSETS:
Goodwill	6,440	6,440
Intangibles	7,397	7,966
Other assets	161	102
	$44,672	$33,562
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES	$14,770	$16,328
OTHER LIABILITIES:
Long term debt less current maturities	1,345	4,937
Common stock warrant liability	2,100	—
Other long-term liabilities	1,134	1,249
Total liabilities	19,349	22,514

STOCKHOLDERS’ EQUITY	25,323	11,048
	$44,672	$33,562

See notes to unaudited condensed consolidated financial statements.